UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 23, 2005

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)

One Hardinge Drive Elmira, NY 14902

(Address of principal executive offices)  (Zip code)

(607) 734-2281

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02  Termination of a Material Definitive Agreement.

In connection with the resignations of Richard L. Simons as described below in Item 5.02, the Employment Agreement between Hardinge Inc. and Mr. Simons will automatically terminate on July 15, 2005.

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Hardinge Inc. issued a press release June 24, 2005, announcing that Richard L. Simons resigned as a member of the Company’s Board of Directors effective June 23, 2005 and will resign as Hardinge’s Chief Financial Officer, Executive Vice President and Assistant Secretary effective July 15, 2005, at which time he will be joining a large public company as a corporate officer.  In addition to this professional opportunity, Mr. Simons cited the opportunity to be located nearer his children as a reason for his resignations.  A copy of the press release is included as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Hardinge Inc.

June 24, 2005	By:	/s/ J. Patrick Ervin
Date	J. Patrick Ervin
Chairman of the Board, President and CEO